AZZ Inc. Extends Employment Agreement of President and Chief Executive Officer Tom E. Ferguson

October 7, 2019 – FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coatings solutions, welding solutions, specialty electrical equipment and highly engineered services, today announced that its Board has renewed and extended the employment agreement of Mr. Tom E. Ferguson to continue to serve as President and Chief Executive Officer of AZZ and a member of the Company’s Board of Directors. Mr. Ferguson’s renewed and extended employment agreement with AZZ will extend through October 3, 2022.

Dan Feehan, Chairman of the Board of Directors of AZZ, said “We are excited to extend Mr. Ferguson’s employment agreement as his continued leadership will be essential to the successful execution of several company initiatives that are focused on strengthening shareholder value and the continued growth and refinement of AZZ’s products and service offerings.”

Mr. Ferguson, 63 has been essential to the digitization of AZZ’s Galvanizing business, the leadership transformation in the Electrical business segment, Specialty Welding’s international market expansion, and the development and implementation of AZZ’s Surface Technologies business platform. Additionally, Mr. Ferguson has been instrumental in building a corporate culture that strives to create superior value for shareholders, exceed customer expectations and develop employees. Going forward, Mr. Ferguson will continue to focus on growing AZZ’s Metal Coatings segment and improving profit margins, while aggressively acquiring companies that complement AZZ’s core businesses and divesting businesses that are not considered core to AZZ’s future success.

In addition to his extensive experience in the industries in which AZZ operates, he has also served as Chief Executive Officer of FlexSteel Pipeline Technologies, Inc., a provider of pipeline technology products and services, and in various senior executive capacities with Flowserve Corp. (a NYSE listed company), a global provider of fluid motion and control products and services, and its affiliates.

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial markets. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Energy is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the political stability and economic conditions of the various markets that AZZ serves, foreign and domestic, customer requested delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management and employees to implement AZZ’s growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2019 and other filings with the SEC, available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Paul Fehlman, Senior Vice President –Finance and CFO
AZZ Inc. 817-810-0095
Internet: azz.com

Lytham Partners
602-889-9700
Joe Dorame, Robert Blum or Joe Diaz
Internet:
www.lythampartners.com